Exhibit 99.1

FOR IMMEDIATE RELEASE:

STREAM GLOBAL SERVICES ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2010 RESULTS

BOSTON, MA – March 2, 2011– Stream Global Services, Inc., (NYSE AMEX: SGS), a leading global business process outsourcing (BPO) service provider specializing in customer relationship management and business process outsourcing services for many Fortune 1000 companies, today announced consolidated financial results for the three months and year ended December 31, 2010. Today, Stream filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the Securities and Exchange Commission.

CEO Commentary

Kathryn Marinello, Chairman and Chief Executive Officer of Stream said, “We are delighted with our top line results for the fourth quarter. We continue to see strong demand for our services as demonstrated by our 10.4% growth in year-over-year revenue for the fourth quarter. Internally, we are very focused on improving our operational performance by motivating and rewarding our employees to deliver strong results for our clients, and our stakeholders alike.”

Fourth Quarter 2010 Financial Highlights

•

Revenue for the quarter ended December 31, 2010 was a record $223 million, an increase of $21 million, or 10.4%, from the same period last year. Revenue for the fourth quarter increased over the third quarter of 2010 by approximately $26 million. The growth in revenue was due to a combination of new clients and expansion of services provided to existing clients.

•

Gross Profit for the quarter ended December 31, 2010 increased $5 million, or 6.0%, over the same period in 2009. The fourth quarter also absorbed the full year expense for the agent bonus program for the year of approximately $3 million, as an agent plan was not enacted until the fourth quarter and, accordingly, the gross profit percentage for the fourth quarter reflects this expense for the full year.

•	Income From Operations for the quarter ended December 31, 2010 was $2 million compared to a loss of $12 million for the same period in 2009. The improvement in operating income primarily reflects approximately $8 million less in severance, restructuring and other charges in the fourth quarter, as well as the impact of increased revenue in 2010, and cost synergies realized from the acquisition of eTelecare on October 1, 2009.

•	Net loss was $9 million for the quarter ended December 31, 2010, compared to a net loss of $21 million for the same period in 2009.

•

Adjusted Pro Forma Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) of $23 million for the fourth quarter of 2010 increased from both the fourth quarter of 2009 ($17 million) and the third quarter of 2010 ($22 million).

Full Year 2010 Financial Highlights

•

Revenue for the full year ended December 31, 2010 was $800 million, an increase of $215 million, or 36.8%, compared to 2009. The growth in revenue was primarily due to the acquisition of eTelecare that closed on October 1, 2009. Gross profit percentage for the full year 2010 was 41.1% compared to 41.5% for 2009.

•	Operating income percentage for 2010 was (1.8%) compared to (0.9%) for 2009. The decrease was primarily due to increased amortization of intangibles related to the acquisition of eTelecare.

•	Net loss was $53 million for the full-year ended December 31, 2010, compared to net loss of $29 million in 2009.

•	Adjusted EBITDA was approximately the same as the prior year, $72 million in 2010 and $73 million in 2009.

Americas Region

Revenue generated from our Americas region, which includes the United States, Canada, the Philippines, India, Costa Rica, Nicaragua, Dominican Republic and El Salvador, was $163 million for the fourth quarter of 2010 compared to $144 million for the fourth quarter of 2009 and $588 million for the full year ended December 31, 2010 compared to $372 million for the prior year.

Gross profit generated by the Americas region for the fourth quarter of 2010 was $67 million ($60 million for the fourth quarter of 2009), with a gross margin of 41.1% (41.7% the fourth quarter of 2009), and for the full year ended December 31, 2010, $248 million ($156 million for the prior year), with a gross margin of 42.2% (41.9% for the prior year).

EMEA Region

Revenue generated from our EMEA region, which includes Europe, the Middle East and Africa, for the fourth quarter of 2010 was $60 million ($57 million for the fourth quarter of 2009), and for the full year ended December 31, 2010 was $212 million ($213 million for the prior year). On a constant currency basis, EMEA would have reported higher revenue of $4.5 million for the fourth quarter of 2010 and $8.1 million for the full year ended December 31, 2010, respectively.

Gross profit generated by the EMEA region for the fourth quarter of 2010 was $22 million, with a gross margin of 36.7% million ($24 million and 42.1%, respectively, for the fourth quarter of 2009), and for the full year ended December 31, 2010 was $80 million, with a gross margin of 37.8% ($87 million and 40.9%, respectively, for the prior year). The decrease in the gross profit percentage from the prior year was primarily due to a decline in the financial performance of our service center in South Africa and, accordingly, during the fourth quarter an impairment charge of $1.8 million was recorded relative to this facility.

Selling, General and Administrative Expense

Selling, general and administrative expenses, which includes non-agent service center costs, was $67 million (30.0% of revenue) during the three months ended December 31, 2010 and $70 million (34.7% of revenue) during the same period in 2009. This decrease was primarily due to cost synergies realized from our integration of eTelecare.

Other Income and Expense

Other Income and Expense, consisting primarily of gains/losses on foreign currency and interest expense, for the three months ended December 31, 2010 was $7 million, a decrease of $3 million, or 30%, from the same period in 2009. The decrease was due to the acceleration of deferred loan costs in 2009 as part of the acquisition of eTelecare. Interest expense for the three months ended December 31, 2010 was $8 million. Net realized and unrealized foreign exchange gains and losses were a gain of approximately $0.7 million for the three months ended December 31, 2010 versus $0.3 for the prior year period.

Liquidity and Capital Resources

At December 31, 2010, cash and cash equivalents, excluding restricted cash was $18 million. Accounts receivable at December 31, 2010 was $180 million as compared to $176 million at December 31, 2009. Days sales outstanding were 73 days at December 31, 2010 versus 79 days at December 31, 2009. Total debt outstanding at December 31, 2010 was $237 million, which included $25 million drawn on the revolving line of credit and $193 million in 11.25% Senior Secured Notes, net of discount, and capital leases of $19 million. At December 31, 2010, we had approximately $69 million of availability under our revolving line of credit. For the quarter ended December 31, 2010, our cash in-flow from operating activities was $8 million versus a cash out-flow of $28 million for the same period in 2009.

Stream will hold a conference call for investors on March 3, 2011 at 9:00 AM ET. Investors can participate by calling 1-877-874-1567 and referencing passcode #2555713.

Contact Information:

Sally Comollo

Director of Marketing Communications

sally.comollo@stream.com

781-304-1847

About Stream Global Services:

Stream Global Services is a leading global business process outsourcing (BPO) service provider specializing in customer relationship management services including sales, customer care and technical support for Fortune 1000 companies. Stream is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Stream’s service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce of over 30,000 employees with the ability to support 35 languages across 50 locations in 22 countries. Stream strives to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. To learn more about the company and its complete service offering, please visit www.stream.com.

Safe Harbor:

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to the Company’s ability to maintain and win additional client business, continue to maintain its operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain the Company’s management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including those discussed in the Company’s Annual report on Form 10-K for the year ended December 31, 2010.

Stream does not intend, and expressly disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

Non-GAAP Financial Information:

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Stream defines non-GAAP financial measures in this release.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue	$222,548	$201,610	$800,173	$584,769
Direct cost of revenue	133,646	117,606	471,428	342,193

Gross profit	88,902	84,004	328,745	242,576

Operating expenses:
Selling, general and administrative expenses	67,184	69,605	265,705	196,508
Severance, restructuring and other charges	3,182	11,274	11,899	15,191
Depreciation expense	11,375	11,616	45,066	25,595
Amortization expense	5,207	3,965	20,837	10,827

Total Operating expenses	86,948	96,460	343,507	248,121

Income (loss) from operations	1,954	(12,456)	(14,762)	(5,545)

Other income and expense, net	7,142	10,406	28,321	18,646

Loss before provision for income taxes	(5,188)	(22,862)	(43,083)	(24,191)
Provision (benefit) for income taxes	3,728	(1,932)	10,392	4,382

Net loss	(8,916)	(20,930)	(53,475)	(28,573)

Preferred stock beneficial conversion feature, accretion and dividends	—	57,794	—	64,415

Net loss attributable to common shareholders	(8,916)	(78,724)	(53,475)	(92,988)

Net loss attributable to common shareholders per share:
Basic and diluted loss per share	$(0.11)	$(0.99)	$(0.67)	$(3.46)

Shares used in computing per share amounts:
Basic and diluted shares	80,081	79,387	79,905	26,887

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Balance Sheet

(In thousands)

	December 31, 2010	December 31, 2009
Assets:
Current assets:
Cash and cash equivalents	$18,489	$14,928
Accounts receivable, net	180,211	175,557
Other current assets	37,190	36,901

Total current assets	235,890	227,386
Equipment and fixtures, net	80,859	96,816
Goodwill, intangible assets, and other long-term assets	331,236	356,621

Total assets	$647,985	$680,823

Liabilities and Stockholders’ Equity:
Current liabilities	$118,608	$115,337
Long-term debt	217,199	206,880
Long-term capital lease obligations	10,491	11,279
Deferred income taxes	21,838	21,050
Other long-term liabilities	20,131	22,866

Total liabilities	388,267	377,412

Stockholders’ equity	259,718	303,411

Total liabilities and stockholders’ equity	$647,985	$680,823

STREAM GLOBAL SERVICES, INC.

Non-GAAP Financial Information

Pro Forma Combined Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue	$222,548	$201,610	$800,173	$797,004
Direct cost of revenue	133,290	117,480	469,138	454,117

Gross profit	89,258	84,130	331,035	342,887

Operating expenses:
Selling, general and administrative expenses	67,020	69,553	264,416	276,315
Severance, restructuring and other charges	3,182	11,274	11,899	21,213
Depreciation expense and amortization expense	16,582	15,581	65,903	59,255

Total operating expenses	86,784	96,408	342,218	356,783
Income (loss) from operations	2,474	(12,278)	(11,183)	(13,896)

Other income and expense, net	7,662	10,584	31,900	30,750

Loss before provision for income taxes	(5,188)	(22,862)	(43,083)	(44,646)
Provision (benefit) for income taxes	3,728	(1,932)	10,392	5,115

Net loss	$(8,916)	$(20,930)	$(53,475)	$(49,761)

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)
Income (loss) from operations as shown above	$2,474	$(12,278)	$(11,183)	$(13,896)
Depreciation and amortization expense	16,582	15,581	65,903	59,255
Transaction, one-time, restructuring and severance expenses	3,080	13,148	13,302	26,466
Stock-based compensation expense	989	711	4,684	1,242

Adjusted EBITDA	$23,125	$17,162	$72,706	$73,067

Note: The results above for the fiscal year ended December 31, 2009 represent the arithmetic combination of Stream’s and eTelecare’s historical operating results for the periods prior to the acquisition of eTelecare on October 1, 2009, with no historical purchase adjustments or consolidating entries, other than conforming adjustments to reflect items of revenue and expense on a consistent basis. The accompanying GAAP basis financial statements reflect the acquisition of eTelecare as of October 1, 2009 and the inclusion of the eTelecare busiess in Stream’s results of operations for periods subsequent to that date.

STREAM GLOBAL SERVICES, INC.

Reconciliation of GAAP to Non-GAAP Pro Forma Information

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Gross profit as shown on a GAAP basis	$88,902	$84,004	$328,745	$242,576
Presenting realized foreign exchange gains (losses) on consistent basis with eTelecare	356	126	2,290	1,296
Inclusion of eTelecare in operating results for the period prior to acquisition	—	—	—	99,015

Gross profit as shown on a proforma basis	$89,258	$84,130	$331,035	$342,887

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Operating expenses as shown on a GAAP basis	$86,948	$96,460	$343,507	$248,121
Presenting realized foreign exchange (gains) losses on consistent basis with eTelecare	(164)	(52)	(1,289)	(529)
Inclusion of eTelecare in operating results for the period prior to acquisition	—	—	—	109,191

Operating expenses as shown on a proforma basis	$86,784	$96,408	$342,218	$356,783

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Other (income) expenses, net as shown on a GAAP basis	$7,142	$10,406	$28,321	$18,646
Presenting realized foreign exchange gains (losses) on consistent basis with eTelecare	520	178	3,579	1,825
Inclusion of eTelecare in operating results for the period prior to acquisition	—	—	—	10,279

Other (income) expenses, net on a proforma basis	$7,662	$10,584	$31,900	$30,750

STREAM GLOBAL SERVICES, INC.

Reconciliation of GAAP to Non-GAAP Pro Forma Information

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net Loss as shown on a GAAP basis	$(8,916)	$(20,930)	$(53,475)	$(28,573)
Add (deduct) items to reconcile to non-GAAP Adjusted EBITDA:
Provision for income taxes	3,728	(1,932)	10,392	4,382
Depreciation and amortization	16,582	15,581	65,903	59,255
Interest expense, net and financial costs	7,142	10,406	28,321	18,646
Realized foreign exchange gains	520	178	3,579	1,825
Transaction, one-time, restructuring and severance expenses	3,080	13,148	13,302	26,466
Stock based compensation expense	989	711	4,684	1,242
Operating income (loss) of eTelecare for the period prior to the acquisition on October 1, 2009	—	—	—	(10,176)

Adjusted EBITDA	$23,125	$17,162	$72,706	$73,067